Exhibit 1.1

                                                             EXECUTION COPY






                          ANTHRACITE CAPITAL, INC.

                      4,000,000 Shares of Common Stock
                        (par value $0.001 per share)


                           SALES AGENCY AGREEMENT


                                                       May 15, 2002


UBS Warburg LLC
299 Park Avenue
New York, NY 10171-0026


Ladies and Gentlemen:

         Anthracite Capital, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust (the "Company") proposes to issue and sell from time to time through UBS Warburg LLC (the "Agent"), as sales agent, up to 4,000,000 shares (the "Shares") of its common stock, par value $0.001 per share ("Common Stock"), less any Shares sold by any additional agent as described herein, on the terms and conditions described in this Agreement.

1.       Sale and Delivery of Securities.
         -------------------------------

         On the basis of the representations, warranties and agreements herein contained and the other terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as sales agent, and the Agent agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares.

         The Shares are to be sold on a daily basis or otherwise as shall be agreed by the Company and the Agent on any day that is a trading day for the New York Stock Exchange (the "NYSE") (other than a day on which trading on the NYSE is scheduled to close prior to its regular weekday closing time) from the date hereof to the earlier of May 15, 2003, and the termination of this Agreement pursuant to Section 6 hereof. The Company will designate the maximum amount of Shares to be sold by the Agent daily as reasonably agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement (as defined in Section 2(a)). Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the designated Shares. The gross sales price of any Shares sold under this Agreement shall be the market price for shares of the Company's Common Stock sold by the Agent under this Agreement on the NYSE at the time of such sale. The compensation to the Agent for sales of Shares shall be at a fixed commission rate of 3% of the gross sales price of any Shares sold under this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

         Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its reasonable efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Company's Board of Directors and provided to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the sale of the Shares.

         If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M ("Regulation M") under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied to the reasonable satisfaction of each party. If the Company fails to meet the exemptive requirements set forth in Rule 101(c)(1) of Regulation M, it shall promptly notify the Agent. Sales of the Shares by the Company pursuant to the Agreement shall then cease until such time as the Company is in compliance with such exemptive provisions. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the sale of the Shares.

         Any suspension or termination effected by either party under this Agreement shall not affect or impair the parties' respective obligations with respect to Shares sold hereunder prior to the giving of such notice.

         The Agent hereby covenants and agrees not to make any sales of Shares on behalf of the Company other than by means of ordinary brokers' transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Securities Act.

         The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

         Settlement for sales of Shares will occur on the third business day following the date on which such sales are made (each such date a "Closing Date"). The amount of proceeds for such sales to be delivered to the Company against the receipt of the Shares sold shall be equal to the aggregate sales prices at which such Shares were sold, net of the Agent's compensation for such sales and after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Settlement for all Shares shall be effected by free delivery of Shares to the Agent's account at The Depository Trust Company in return for payments by the Agent of the Net Proceeds of the sale of such Shares in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Closing Date, the Company shall (i) hold the Agent in respect of such sale harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver Net Proceeds that have been paid by the purchaser of such Shares on any Closing Date for Shares delivered by the Company in accordance with this Agreement, the Agent shall (i) hold the Company harmless against any loss, claim or damage arising from or as a result of such default by the Agent and (ii) pay the Company interest based on the effective overnight Federal Funds rate.

         On each Closing Date, and on each Filing Date (as defined below), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day after any date on which the Company shall file a Quarterly Report on Form 10-Q in respect of any quarter in which sales of shares of Common Stock were made by the Agent under this Agreement or by Brinson Patrick Securities Corporation ("Brinson Patrick"), under a sales agency agreement, dated as of May 15, 2002 (the "Brinson Patrick Sales Agency Agreement"), between the Company and Brinson Patrick (each such date a "Filing Date"), the Company will (i) affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement, (ii) file a prospectus supplement (each a "Prospectus Supplement") with the Securities and Exchange Commission (the "Commission") under the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), which Prospectus Supplement will set forth, with regard to such quarter, the number of shares of Common Stock sold through the Agent under this Agreement and through Brinson Patrick under the Brinson Patrick Sales Agency Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of shares of Common Stock pursuant to this Agreement and the Brinson Patrick Sales Agency Agreement and (iii) deliver such number of copies of each such Prospectus Supplement to the NYSE as is required by such exchange. Any obligation of the Agent to use its reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional covenants and conditions specified in Sections 3 and 5 of this Agreement.

         The Company and the Agent each acknowledge that under the terms and conditions of the Brinson Patrick Sales Agency Agreement, the Company has agreed to issue and sell through Brinson Patrick, as an additional sales agent, up to 4,000,000 shares of its Common Stock, less any Shares sold by the Agent under this Agreement, on the terms and conditions described in this Agreement.

2.       Representations and Warranties of the Company.
         ---------------------------------------------

         The Company represents and warrants to, and agrees with, the Agent that, as of the date of this Agreement, on each Closing Date and each Filing Date:

         (a) the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3. A registration statement on Form S-3 (File No. 333-69848) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed with the Commission in accordance with the provisions of the Exchange Act, has been prepared by the Company in conformity with the requirements of the Securities Act and filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement" and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend,"
"amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filings after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. As of the close of business on May 14, 2002, securities in the amount of $371,975,600 were available for issuance pursuant to the Registration Statement, which permits their sale in the manner contemplated by this Agreement. To the extent that the amount of shares of Common Stock registered under the Registration Statement is otherwise depleted and is at any time insufficient to complete sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common
Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective. After the effectiveness of said registration statement, all references to "Registration Statement" included in this Agreement shall be deemed to include such new registration statement. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR");

         (b)   each of the Company, each subsidiary of the Company set forth on
Schedule I hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") and BlackRock Financial Management, Inc. (the "Manager") has been duly organized or incorporated, as the case may be, and is validly existing as a limited liability company or corporation, as the case may be, and in good standing under the laws organized or of its respective jurisdiction of organization or incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement and Prospectus and, in the case of the Company, to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby;

         (c) the Company and the Subsidiaries are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have a material adverse effect on the assets, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and the Company and the Subsidiaries are in good standing in each jurisdiction in which they own or lease real property or maintain an office or in which the nature or conduct of their respective businesses as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to be in good standing could be reasonably expected to not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

         (d) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments;

         (e) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or bylaws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that could be reasonably expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the issuance, sale and delivery by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company, and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the charter or bylaws of the Company, any of the Subsidiaries or the Manager, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, any of the Subsidiaries or the Manager is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Manager, the Company or any of the Subsidiaries, except in the case of clause (ii) for such breaches or defaults which, could be reasonably expected not to have a material adverse effect, with respect to the Company or the Subsidiary on the assets, operations, business or condition
(financial or otherwise) of the Company and the Subsidiaries taken as a whole or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries or, with respect to the Manager, would not have a material adverse effect on the ability of the Manager to perform its obligations under the Management Agreement between the Manager and the Company dated
March 27, 1998, as amended on January 1, 1999, May 5, 2000, July 1, 2001 and March 25, 2002 (the "Management Agreement");

         (f) the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and each is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

         (g) the Manager has full legal right, power and authority to perform the Management Agreement and to consummate the transactions contemplated therein; the Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

         (h) the issuance and sale of the Shares hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as contemplated herein, no person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; the form of certificates evidencing the Shares complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the NYSE;

         (i) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement or the consummation of the transaction contemplated hereby, (ii) the performance by the Manager of the Management Agreement or the consummation of the transactions contemplated thereby, or (iii) the sale and delivery of the Shares, other than (w) such as have been obtained on or prior to the date hereof under the Securities Act or the Exchange Act, (x) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NYSE, (y) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being sold through the Agent, and (z) any approvals required by the National Association of Securities Dealers, Inc. ("NASD");

         (j) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could reasonably be expected to not have, individually or in the aggregate, a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to be material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

         (k) each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, conformed or will conform in all material respects with the requirements of the Securities Act; each part of the Registration
Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to the Agent furnished to the Company by the Agent, expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto;

         (l) the documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable;

         (m) any Prospectus in paper format delivered to the Agent for use in connection with an offering of Shares pursuant to this Agreement will be identical in all material respects to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

         (n) all legal or governmental proceedings, contracts or documents that are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

         (o) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could reasonably be expected to result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;

         (p) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the entity or entities presented therein as of the dates indicated and the results of operations and changes in financial position and cash flows of the entity or entities presented therein for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Registration
Statement and the Prospectus fairly present the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement;

         (q) the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

         (r) Deloitte & Touche, LLP and any other independent certified public accountant whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus or are incorporated by reference therein and any other accounting firm that has certified financial statements and delivered its reports with respect thereto, are and were during the periods covered by their reports independent public accountants as required by the Securities
Act;

         (s) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, operations, business or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, planned or entered into by the Company or any of the Subsidiaries or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole;

         (t) the authorized shares of Common Stock of the Company, including the Shares conform in all material respects to the description thereof contained in the Prospectus; the Company has an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the issued shares of Common Stock of the Company have been issued in violation of any preemptive or similar rights granted by the Company;

         (u) all of the issued and outstanding membership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable, and 95% thereof are owned of record and beneficially by the Company, and have been offered, sold and issued by the Subsidiaries in compliance with all applicable laws (including, but not limited to, federal and state securities laws); none of the issued shares of capital stock of the Subsidiaries have been issued in violation of any preemptive or similar rights;

         (v) the Common Stock is an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;

         (w)   except as disclosed in the Prospectus, there are no outstanding
(i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

         (x) each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (y) the Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of NASD;

         (z) the Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the issuance and sale of the Shares;

         (aa) any certificate signed by any officer of the Company or any Subsidiary delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby;

         (bb) there are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

         (cc) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, the Subsidiaries or the Manager, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described;

         (dd) with such exceptions as could not reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

         (ee) the Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, and other intangible property rights (collectively, "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any Subsidiary;

         (ff) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (gg) each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively; all material tax liabilities are adequately provided for on the respective books of such entities;

         (hh) neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

         (ii) except as otherwise disclosed in the Prospectus as amended or supplemented, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

         (jj) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

         (kk) neither the Company nor any of the Subsidiaries have any employees;

         (ll) (i) the Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Company qualified as a REIT for all taxable years prior to 2002, and (iii) the Company intends to qualify as a REIT for 2002 and subsequent years;

         (mm) the Shares have been approved for listing, upon official notice of issuance, on the NYSE;

         (nn) in connection with the equity shelf program established by this Agreement, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Securities Act;

         (oo) neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act");

         (pp) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated; and

         (qq) the Company has not entered into any other sales agency agreements or other similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement, other than the Brinson Patrick Sales Agency Agreement.

3.       Covenants of the Company.
         ------------------------

         The Company hereby covenants and agrees with the Agent:

               (a)   (i)   before amending or supplementing the Registration
         Statement or the Prospectus (other than by a Prospectus Supplement filed pursuant to Rule 424(b) of the Securities Act in connection with sales by the Agent hereunder and by Brinson Patrick under the Brinson Patrick Sales Agency Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares), during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities
         Act, to furnish to the Agent a copy of each such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                     (ii) to make no amendment or supplement to the Registration Statement or the Prospectus (except for required filings under the Exchange Act or a Prospectus Supplement filed pursuant to Rule 424(b) of the Securities Act in connection with sales by the Agent hereunder and by Brinson Patrick under the Brinson Patrick Sales Agency Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares), during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, which shall not have been furnished to the Agent with reasonable opportunity to review and comment thereon or to which the Agent has reasonably objected in writing;

                     (iii) to prepare, with respect to any Shares sold by the Company through the Agent pursuant to this Agreement and by Brinson Patrick pursuant to the Brinson Patrick Sales Agency Agreement, a Prospectus Supplement with respect to such Shares in a form previously approved by the Agent and to file such supplement pursuant to Rule 424(b) under the securities Act not later than the close of the business of the Commission on the applicable
         Filing Date;

                     (iv) to disclose in its Quarterly Reports on Form 10-Q the number of shares of Common Stock sold through the Agent under this Agreement and by Brinson Patrick under the Brinson Patrick Sales Agency Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of shares of Common
         Stock pursuant to this Agreement and the Brinson Patrick Sales
         Agency Agreement during the relevant quarter;

                     (v) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and to advise the Agent of any such filing, and during such same period to advise the Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, or the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus relating to the Shares, or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplementation of the Registration Statement or Prospectus or for additional information;

                     (vi) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and

                     (vii) to advise the Agent promptly of the receipt of any comments from or any request by the Commission for amendments or supplements to the Registration Statement or Prospectus, and to provide to the Agent a copy of such comments or request;

         (b) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Agent may designate and to maintain such qualifications in effect as long as requested by the Agent for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (c) to make available to the Agent, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Agent will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; and for so long as this agreement is in effect, the Company will prepare and file promptly, subject to Section 2(a) hereof, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act;

         (d) to furnish to the Agent, for a period commencing on the date hereof and ending two years from the date of last sale of Shares by the Company pursuant to this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports publicly filed by the Company with the Commission, the NASD, the NYSE or any securities exchange and (iii) as soon as available, such other information as the Agent may reasonably request regarding the Company and its Subsidiaries, including, without limitation, information to enable the Agent to update from time to time, as it deems necessary or appropriate, the Agent's due diligence investigation of the Company and its Subsidiaries;

         (e) to advise the Agent promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (i) of any material change in the Company's assets, operations, business or condition (financial or otherwise) or (ii) of the happening of any event which would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) if it is necessary at any time to amend or supplement the Prospectus to comply with any law or the Agent is otherwise required to deliver a Prospectus in respect of transactions in the Shares, and, during such time, promptly to prepare and furnish, at the Company's expense, to the Agent copies of the proposed amendments or supplements to the Prospectus before filing any such amendment or supplement with the Commission, and thereafter promptly to furnish at the Company's own expense to the Agent, copies in such quantities and at such locations as the Agent may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will (i) reflect such change, or
(ii) not, in the light of the circumstances when it is so delivered, be misleading, or (iii) comply with applicable securities laws;

         (f) to furnish promptly to the Agent a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith and documents incorporated by reference therein) and such number of conformed copies of the foregoing as the Agent may reasonably request;

         (g) to apply the net proceeds of the sale of the Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

         (h) to use its best efforts to effect and maintain the listing of the Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

         (i) not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement or the Brinson Patrick Sales Agency Agreement) or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Securities Act of any shares of Common Stock during the period from the date of this Agreement through the final Closing Date under this Agreement without (a) giving the Agent at least four business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this Agreement for such period of time as may reasonably be determined by agreement of the Company and the Agent; except for the registration of the Shares pursuant to this Agreement and except for (i) issuances of Common
Stock upon the exercise of outstanding options, warrants, debentures or conversion of any preferred stock or satisfaction of any dividends in respect thereof, and (ii) shares of Common Stock sold pursuant to any employee or director stock option or benefits plan or dividend reinvestment and stock purchase plan of the Company;

         (j) not to, and to use its best efforts to cause its officers, directors and affiliates not to, prior to the final Closing Date under this Agreement, take, directly or indirectly prior to termination of this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which could be reasonably likely to cause or result in, or which could be reasonably likely to in the future to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares;

         (k) to maintain, at the Company's expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for shares of its Common Stock;

         (l) to use its best efforts to continue to qualify as a REIT under the Code;

         (m) to comply with all provisions of any undertakings in the Registration Statement;

         (n) to conduct its affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an "investment company" or an entity subject to regulation as an investment company within the meaning of the 1940 Act;

         (o) to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (p) to use its best efforts to satisfy, or cause to be satisfied, the conditions set forth in Section 5 hereof on or in respect of each Closing Date hereunder;

         (q) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Securities Act;

         (r) timely to file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders, and to deliver to the Agent, as soon as practicable, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act);

         (s) to furnish to its stockholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual and periodic reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

         (t) to furnish to the Agent, before filing with the Commission subsequent to the effective date of the Registration Statement and for so long as a prospectus is required to be delivered in connection with the offering or delivery of the Shares, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

         (u) each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) of the Securities Act in connection with sales by the Agent hereunder and by Brinson Patrick under the Brinson Patrick Sales Agency Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus
(other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), to furnish or cause to be furnished forthwith to the Agent a certificate dated the date of filing with the Commission of such amendment, supplement or incorporation by reference, as the case may be, in form satisfactory to the Agent, to the effect that the statements contained in the certificate referred to in Section 5(i) hereof which was last furnished to the Agent are true and correct at the time of such amendment, supplement, or, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time ) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(i), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

         (v) each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Prospectus Supplement filed pursuant to Rule 424(b) of the Securities Act in connection with sales by the Agent hereunder and by Brinson Patrick under the Brinson Patrick Sales Agency Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus
(other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), to furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or incorporation by reference, as the case may be, in form and substance satisfactory to the Agent, to the effect that the Agent may rely on the opinion of such counsel referred to in Section 5(a) hereof which was last furnished to the Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion referred to in Section 5(a), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

         (w) each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by Prospectus Supplement filed pursuant to Rule 424(b) of the Securities Act in connection with sales by the Agent hereunder and by Brinson Patrick under the Brinson Patrick Sales Agency Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus
(other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), to furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Miles & Stockbridge, P.C., special counsel for the Company, or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or incorporation by reference, as the case may be, in form and substance satisfactory to the Agent, to the effect that the Agent may rely on the opinion of such counsel referred to in Section 5(b) hereof which was last furnished to the Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion referred to in
Section 5(b), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

         (x) each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains financial information, to cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, to furnish forthwith to the Agent a letter, dated the date of filing with the Commission of such amendment, supplement or incorporation by reference, as the case may be, or, subject to the provisions of the last clause of this
Section 3(x), a date as soon thereafter as possible but in no event later than five days thereafter, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(c), but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in
Section 5(c) hereof which was last furnished to the Agent; provided further, however, that if at any time such letter has not been delivered to the Agent in accordance with the provisions of this Section 3(x), the Agent shall have no obligation to sell Shares hereunder until such letter has been delivered.

         (y) to advise the Agent immediately after the Company shall have received notice or obtained knowledge of any information or fact that would make any opinion, certificate, letter or other document provided to the Agent pursuant to Section 5 hereof undeliverable if it were to be delivered at such time;

         (z) to consent to the Agent trading in the Company's Common Stock for its own account on the same side of the market and at the same time as the Company's sales pursuant to this Agreement;

         (aa) to offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares if, on the related Closing Date, any condition set forth in Section 5(f), 5(k) or 5(l) hereof shall not have been satisfied;

         (bb) not to enter into any other sales agency agreement or other similar arrangements with any agent or other representative in respect of the Shares or the equity shelf program established in connection with this Agreement, other than the Brinson Patrick Sales Agency Agreement;

         (cc) not to sell through the Agent under this Agreement and through Brinson Patrick under the Brinson Patrick Sales Agency Agreement combined, shares of its Common Stock in excess of 4,000,000; and

         (dd) to sell shares of its Common Stock through Brinson Patrick under the Brinson Patrick Sales Agency Agreement only in transactions that meet the requirements and conditions for using the Registration Statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3, and on terms and conditions otherwise substantially similar to the terms and conditions described in this Agreement.

4.       Payment of Expenses.
         -------------------

         The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, agrees to pay all reasonable costs, expenses, fees and taxes incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, each Prospectus Supplement filed by the Company in connection with sales of the shares of Common Stock by the Agent under this Agreement and by Brinson Patrick under the Brinson Patrick Sales Agency Agreement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any power of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent, (v) the listing of the Shares on the NYSE and any registration thereof under the Exchange Act,
(vi) any filing for review of the public offering of the Shares by the NASD (including the legal fees and other disbursements of counsel for the Agent in connection with any such filing) and (vii) the reasonable fees and disbursements of the Company's counsel and accountants. In addition to any fees that may be payable to the Agent under this Agreement, the Company will promptly, upon request of the Agent, reimburse the Agent for the reasonable fees and disbursements of the Agent's legal counsel incurred in connection with the establishment of the equity shelf program established by this Agreement.

5.       Conditions to the Agent's Obligations.
         -------------------------------------

         The obligations of the Agent to sell the Shares hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof, any applicable date referred to in Section 3(u) and as of each Closing Date,
(ii) the performance by the Company of its obligations hereunder in all material respects and (iii) the following further conditions:

         (a) The Agent shall have received prior to the initial commencement of sales of Shares hereunder and at every other date specified in Section 3(v) hereof, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, or other counsel satisfactory to the Agent addressed to the Agent, dated as of such dates and in form and substance satisfactory to the Agent, opining as to the matters set forth in Exhibit A hereto.

         (b) The Agent shall have received prior to the initial commencement of sales of Shares hereunder and at every other date specified in Section 3(w) hereof, an opinion of Miles & Stockbridge, P.C., special counsel for the Company, or other counsel satisfactory to the Agent, addressed to the Agent, dated as of such dates and in form and substance satisfactory to the Agent, covering matters of Maryland law and opining as to the matters set forth in Exhibit B hereto.

         (c) The Agent shall have received from the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, prior to the initial commencement of sales of Shares hereunder and at every other date specified in Section 3(x) hereof, letters, addressed to the Agent, dated as of such dates and in form and substance satisfactory to the Agent.

         (d) The Company shall have furnished prior to the initial commencement of sales of Shares hereunder evidence reasonably satisfactory to the Agent and their counsel that the Registration Statement shall have become effective.

         (e) No amendment or supplement to the Registration Statement or Prospectus, including documents incorporated by reference therein, shall have been filed to which the Agent shall have objected in writing.

         (f) Prior to the initial commencement of sales of Shares hereunder and as of each Closing Date, (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no order directed at any document incorporated by reference therein and no order preventing or suspending the use of any Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (g) Prior to the initial commencement of sales of Shares hereunder and as of each Closing Date, the NASD shall not have raised any objections with respect to the fairness and reasonableness of the sales agency terms and arrangements.

         (h) Prior to the initial commencement of sales of Shares hereunder and as of each Closing Date, the Shares shall have been approved for listing on the NYSE.

         (i) Prior to the initial commencement of sales of Shares hereunder and as of each Filing Date, and each other date referred to in Section 3(u) hereof, the Company shall have delivered to the Agent a certificate of two principal executive officers of the Company certifying to the matters set forth in Exhibit C.

         (j) Prior to the initial commencement of sales of Shares hereunder and on each Filing Date, the Manager shall have furnished the Agent such documents and certificates as of the date of this Agreement as the Agent may reasonably request, including the certificate attached as Exhibit D hereto.

         (k) All filings with the Commission required by Rule 424 under the Securities Act to have been filed shall have been made within the applicable time period prescribed for such filing by such Rule.

         (l) Between the time of execution of this Agreement and any Closing Date there shall not have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Securities Act.

         (m) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time required for such performance and each Closing Date.

6.       Effective Date of Agreement; Termination.
         ----------------------------------------

         (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

         (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold though the Agent for the Company, then Section 3(d), (r) and (s) shall remain in full force and effect notwithstanding such termination, (ii) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of any commission owed the Agent, shall remain in full force and effect notwithstanding such termination and (iii) the provisions of Sections 4, 7 and 8 hereof shall remain in full force and effect notwithstanding such termination.

         (c) The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.
Any such termination shall be without liability of any party to any other party except that (i) the provisions of Sections 4, 7 and 8 hereof shall remain in full force and effect notwithstanding such termination and (ii) with respect to any pending sale through the Agent for the Company, the obligations of the Agent, including in respect of any Net Proceeds owed the Company, shall remain in full force and effect notwithstanding such termination.

         (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 6(b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 4, 7 and 8 hereof shall remain in full force and effect.

         (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such written notice by the Agent or the Company, as the case may be.

         If such termination shall occur prior to the Closing Date for any sale of Shares, such Shares shall settle in accordance with the provisions of the second to last paragraph of Section 1 hereof.

7.       Indemnity and Contribution by the Company and the Agent.
         -------------------------------------------------------

         (a) The Company agrees to indemnify, defend and hold harmless the Agent, its partners, directors and officers and any person who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Agent or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Prospectus Supplement, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by you to the Company expressly for use with reference to the Agent in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this Section 7(a) with respect to the Prospectus shall not inure to the benefit of the Agent (or to the benefit of any person controlling the Agent) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Agent and furnished to the Agent a reasonable time prior to the furnishing of written confirmation of the sale of Shares to such person corrected any such alleged untrue statement or omission and if the Agent failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless the failure is the result of noncompliance by the Company with paragraph (e) of Section 3 hereof.

         If any action, suit or proceeding (each, a "Proceeding") is brought against the Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, the Agent or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder. The Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Agent or such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have employed counsel to have charge of the defense of such Proceeding within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or which counsel to the Agent believes may present a conflict for counsel representing the Company and the Agent (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys in any one Proceeding or series of related Proceedings in the same jurisdiction (other than local counsel in such jurisdiction) representing the indemnified parties who are parties to such Proceeding). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

         (b) The Agent agrees to indemnify, defend and hold harmless the Company, its partners, directors and officers, the officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the successors and assigns of all the foregoing persons from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Agent to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information not misleading.

         If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Agent in writing of the institution of such Proceeding and the Agent, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of expenses, provided, however, that the omission to so notify the Agent shall not relieve the Agent from any liability which the Agent may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Agent in connection with the defense of such Proceeding or the Agent shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Agent (in which case the Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties but the Agent may employ counsel and participate in the defense thereof by the fees and expenses of such counsel shall be at the expense of the Agent), in any of which events such fees and expenses shall be borne by the Agent and paid as incurred (it being understood, however, that the Agent shall not be liable for the expenses of more than one separate firm of attorneys in any one Proceeding or series of related Proceedings in the same jurisdiction (other than local counsel or such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Agent shall not be liable for any settlement of any such claim or action effected without the written consent of the Agent but if settled with the written consent of the Agent, the Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time any indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and an indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liabilities or claims that are the subject matter of such Proceeding.

         (c) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering
(before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Shares on behalf of the Company. The relative fault of the Company on the one hand and of the Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

         (d) The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 7, the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement, or any amount in excess of the amount by which the total actual sales price at which Shares sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.       Survival.
         --------

         The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Agent, its directors or officers, or any person who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and the Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

9.       Notices.
         -------

         All notices hereunder shall be in writing and delivered by hand, overnight courier, mail or facsimile, and if to the Agent, shall be sufficient in all respects if delivered to UBS Warburg LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, with a copy (which shall not constitute notice) to UBS Warburg LLC, 677 Washington Blvd., Stamford, CT 06901, facsimile (203) 719-0680, Attention: Legal Department, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 40 East 52nd St., New York, NY 10022, Attention: Richard Shea.

10.      Governing Law; Consent to Jurisdiction; Headings.
         ------------------------------------------------

         This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Agent or any indemnified party. The Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

11.      Parties in Interest.
         -------------------

         The Agreement herein set forth has been and is made solely for the benefit of the Agent, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

12.      Counterparts and Facsimile Signatures.
         -------------------------------------

         This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

13.      Miscellaneous.
         -------------

         The Agent represents and warrants to the Company that:

         (a) it is an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG; because the Agent is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities; securities sold, offered or recommended by the Agent are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of UBS AG, and are not otherwise an obligation or responsibility of a branch or agency of UBS AG;

         (b) a lending affiliate of the Agent may have lending relationships with issuers of securities underwritten or privately placed by the Agent; to the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Agent will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Agent; and

         (c) The Agent and one or more of its affiliates may make markets in the Shares or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, the Shares or other securities of the Company, at the same time that the Agent is acting as agent pursuant to this Agreement.


         If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Agent.

                                                 Very truly yours,

                                                 ANTHRACITE CAPITAL, INC.


                                                 By: /s/ Robert L. Friedberg
                                                     -----------------------
                                                     Name:  Robert L. Friedberg
                                                     Title: Secretary



Accepted and agreed to as of the date
first above written:

UBS WARBURG LLC


By:   /s/ Jonathan P. Dever
      ---------------------
          Jonathan P. Dever
          Director



By:  /s/ William K. Nook, Jr.
     ------------------------
         William K. Nook, Jr.
         Director






                                 Schedule I

                        Subsidiaries of the Company

Anthracite Funding, LLC

Anthracite Funding ML, LLC



                                                                  Exhibit A
                                                                  ---------




                     Opinion of Counsel for the Company
                     ----------------------------------

         (i) The Company is authorized to do business as a foreign corporation under the laws of the State of New York.

         (ii) Anthracite Funding, LLC has been duly formed and is in good standing under the laws of the State of Delaware.

         (iii) Anthracite Funding ML, LLC has been duly formed and is in good standing under the laws of the State of Delaware.

         (iv) The execution and delivery by the Company of the Sales Agency Agreement and the performance by the Company of its obligations thereunder, the compliance by the Company with the provisions thereof, and the consummation by the Company of the transactions contemplated thereby, do not (A) constitute a violation of or a default under any Applicable Contract, (B) result in the creation of any lien or encumbrance upon any of the property of the Company pursuant to any Applicable Contract (except that with respect to the foregoing clauses (A) and (B), we do not express an opinion as to any covenant, restriction or provision of any Applicable Contract with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company), or (C) contravene any provision of any Applicable Law or any Applicable Order.

         (v) The Company is not and solely giving effect to the application of the proceeds as described under the caption "Use of Proceeds" in the Prospectus will not be required to be registered as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         (vi) The Registration Statement, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, excluding the documents incorporated by reference therein (the "Incorporated Documents"), appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules of and regulations promulgated thereunder, except that in each case we do not express any opinion as to the financial statements and schedules and other financial or statistical data included or incorporated by reference therein or excluded therefrom, or the exhibits thereto, and, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus.

         (vii) No Government Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Sales Agency Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

         (viii) None of the actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company, Anthracite Funding ML, LLC or Anthracite Funding LLC, which are listed on Exhibit __, and identified to us by the Company, Anthracite Funding ML, LLC and Anthracite Funding, LLC as all of the actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company, Anthracite Funding ML, LLC and Anthracite Funding LLC or to which the properties, assets or rights of any such entity are subject, at law or in equity, before any federal state, local or foreign governmental or regulatory commission board, body, authority, arbitral panel or agency are required to be described in the Prospectus but are not so described.

         (ix) Provided that the Company makes all elections and conforms with the procedural steps required for qualification and taxation as a real estate investment trust ("REIT"), beginning with its taxable year ending December
31, 2000, the Company has been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Insofar as the descriptions of the law contained in the Registration Statement under the caption "Federal Income
Tax Consequences" purports to describe the federal income tax consequences to a holder of shares of Common Stock, the descriptions fairly summarize such consequences in all material respects. The Company's qualification and taxation as a REIT depends upon its ability to meet through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will enable the Company to satisfy the requirements for qualification and taxation as a REIT under the Code.

         In addition, we have participated in conferences with officers and other representatives of the Company and the Manager, counsel for the Company, representatives of the independent accountants of the Company and you at which the contents of the Registration Statement and the Prospectus and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing (except to the extent expressly stated in paragraph __ above), no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or incorporated by reference or excluded therefrom or the exhibits to the Registration Statement.

         Definitions:

         "Applicable Contracts" means those agreements or instruments identified on Exhibit __ hereto.

         "Applicable Laws" mean the General Corporation law of the State of Delaware and those laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Sales Agency Agreement (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

         "Applicable Orders" means those judgments, orders or decrees of Governmental Authorities identified on Exhibit __ hereto.

         "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws.

         "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authorities required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by the Sales Agency Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties.


                                                                  Exhibit B
                                                                  ---------


                Opinion of Maryland Counsel for the Company


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and to enter into the Sales Agency Agreement and consummate the transactions contemplated in the Prospectus.

         (ii) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus, and the holders of the Shares will not be subject to personal liability by reason of being such holders; and the Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to the Sales Agency Agreement and, when issued and delivered against payment therefor as provided herein will be duly and validly issued and fully paid and non-assessable.

         (iii) The Sales Agency Agreement has been duly authorized, executed and delivered by the Company.

         (iv) The execution, delivery and performance of the Sales Agency Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or under any Maryland statue to our knowledge, any order or any decree, judgment or order of a Maryland court applicable to the Company except that we express no opinion as to (a) the securities or blue sky laws of any jurisdiction or (b) the provisions relating to indemnification.

         (v) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Shares and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

         (vi) To our knowledge and except as otherwise provided below, the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Maryland state or local law required to conduct its business, as such is described in the Registration Statement, except to the extent that any failure to have any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company.





                                                                  Exhibit C
                                                                  ---------

                                                        [Date]


                           Officers' Certificate
                           ---------------------

         1. The representations and warranties of the Company in the Sales Agency Agreement, dated May 15, 2002 (the "Sales Agency Agreement"), between Anthracite Capital, Inc. and UBS Warburg LLC, are true and correct as of the date hereof as though made on and as of this date.

         2. The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agency Agreement at or prior to the date hereof.

         3. The Company's Registration Statement (File No. 333-69848) under the Securities Act of 1933 has become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission; and all requests for additional information on the part of the Securities and Exchange Commission have been complied with.

         4. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or (iv) any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries; and neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.



                                               By:____________________________
                                               Name:
                                               Title:



                                               By:____________________________
                                               Name:
                                               Title:




                                                                  Exhibit D
                                                                  ---------


                                                             [Date]


                      Manager's Representation Letter


         The representations and warranties made on behalf of the BlackRock Financial Management, Inc. in the Sales Agency Agreement dated May 15, 2002, between Anthracite Capital, Inc. and UBS Warburg LLC, are true and correct as of the date hereof as though made on and as of this date.



                                               By:____________________________
                                                  Name:
                                                  Title: